Exhibit 24  - Power of Attorney

LIMITED POWER OF ATTORNEY FOR


SECTION 16 REPORTING OBLIGATIONS

POWER OF ATTORNEY

		I, R.

Frederick McCoy, Jr., hereby authorize and designate each of Philip S.

Garon and Peggy Steif Abram, signing singly, as my true and lawful attorney in fact to:

	(1)	execute for and on my behalf, in my
capacity as a
director of Hutchinson Technology Incorporated (the
"Company"), Forms 4 and
5 in accordance with Section 16(a) of the Securities Exchange Act of 1934
(the "Exchange Act") and the rules and
regulations promulgated thereunder;


	(2)	do and perform any and
all acts for and on my behalf which may be necessary or desirable to complete and execute any such Form 4 or 5 and timely file such form with the Securities and Exchange Commission, any stock exchange or similar authority, and the National Association of Securities Dealers; and


	(3)	take any other action of any type
whatsoever in connection with
the foregoing which, in the opinion of such attorney in fact, may be to my benefit, in my best interest, or legally required of me, it being understood that the statements executed by such attorney in fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in fact's discretion.

		I hereby
further grant to
each such attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact, or such attorney in fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  I hereby acknowledge that the foregoing attorneys in fact, in serving in such capacity at my request, are not assuming, nor is the

Company assuming, any of my responsibilities to comply with Section 16 of the Exchange Act.

		This Power of Attorney shall remain in full force and effect until I am no longer required to file Forms 4 and 5 with respect to my holdings of and transactions in securities issued by the Company, unless earlier revoked by me in a signed writing delivered to the foregoing attorneys in fact.

		IN WITNESS WHEREOF, I have
caused this Power of
Attorney to be duly executed as of this 30th day of January, 2002.

/s/
R. Frederick McCoy, Jr.